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                                                                      Exhibit 21




                    THE WALT DISNEY COMPANY AND SUBSIDIARIES



 Name of subsidiary                             State of Incorporation
-----------------------------------------      -----------------------------

ABC, Inc.                                       New York
Disney Enterprises Inc.                         Delaware
Walt Disney World Co.                           Florida
ESPN, Inc.                                      Delaware
Buena Vista Home Entertainment, Inc.            California
ABC Daytime Circle, Inc.                        Delaware